SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

 (AMENDMENT NO.)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

NATIONWIDE MUTUAL FUNDS
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

N/A
(NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Update: Aberdeen Funds/Nationwide Funds Mutual Fund Reorganization

Since April 2008, we have been contacting certain Nationwide Funds shareholders to request their vote on the reorganization proposal of 26 Nationwide mutual funds into corresponding Aberdeen Funds. We are very pleased to announce that 16 of the Nationwide funds held a shareholder meeting on May 5, 2008 and all 16 funds approved the reorganization.

10 funds did not receive the required amount of votes to hold a meeting on May 5, 2008 and, therefore, adjourned their shareholder meeting to June 6, 2008. In order to hold the June meeting more than 50% of the outstanding shares of each Fund must cast their votes.

If you are a shareholder of one of the 12 funds holding their meeting on June 6, 2008 and have not cast your vote, please VOTE NOW.

Your vote is crucial to the success of the proposed fund reorganization, which currently is expected to be in the second quarter of 2008.Voting today will help to avoid the expense of further solicitation. Please see the Proxy Literature Resource Center below for additional helpful information.

There are two very quick and easy ways to vote 24 hours a day, 7 days a week. You will need to enter the individual control number printed on your proxy card that was included in your proxy package:

If your proxy card looks like:

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 please click www.proxyvote.com or call 800-690-6903 to vote your shares

If your proxy card looks like:

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View larger image please click www.proxyonline.com or call 866-458-9850 to vote your shares

Proxy Literature Resource Center (PDF icon) Proxy Registration Statement (PDF icon) Shareholder Guide to the Proxy (PDF icon) Aberdeen Funds Prospectus

Voting by phone or Internet is available 24 hours a day, 7 days a week.

If you have any difficulties in voting, or if you have any question regarding the proposal, please call 866-745-0266. A live specialist will be able to assist you Monday-Friday from 9 am-10 pm, EDT.

You may also vote by mailing your completed proxy card instruction form in the postage-paid envelope included in the proxy package.

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